Exhibit 99.1
LIFEVANTAGE ANNOUNCES PRELIMINARY UNAUDITED SECOND QUARTER 2011 RESULTS
Company Anticipates Record Operating Profit on Highest Quarterly Net Revenue to Date
San Diego, CA, January 19, 2011, LifeVantage Corporation (OTCBB: LFVN), the maker of science-based solutions to oxidative stress, announced preliminary unaudited net revenue for its second fiscal quarter of 2011. The Company anticipates net revenue of approximately $7.4 million for the three month period ended December 31, 2010. This represents an increase of approximately $1.0 million or 15% over net revenue of $6.4 million for the three month period ended September 30, 2010. This is also an approximate $4.9 million or 196% increase in net revenue over the $2.5 million net revenue reported for the same quarter last year.
Along with recording net revenue of approximately $7.4 million, the Company also anticipates reporting operating income of at least $500,000 in the second fiscal quarter 2011. Operating income of $500,000 would generate nearly a 7% operating profit margin for the quarter, compared to an operating loss of $2.7 million or <109%> in the same quarter last year.
“We are pleased to announce that we are exceeding our second quarter guidance and we anticipate reporting our highest quarterly net revenue and operating profit to date,” stated David W. Brown, President & Chief Executive Officer of LifeVantage. Carrie McQueen, Chief Financial Officer commented, “After giving second quarter guidance for a 10% improvement in net revenue, we are very pleased to be exceeding our estimates. Additionally, we have achieved growth while maintaining conservative spending in operations. We are proud to report our 8th consecutive quarter of net revenue growth, our 6th consecutive quarter of improvement in operating income or loss, and our 2nd consecutive quarter of operating income. We remain focused on achieving sequential growth in future quarters.”
About LifeVantage Corporation
LifeVantage Corporation is a publicly traded (OTCBB: LFVN), science-based, nutraceutical company dedicated to helping people reach their health and wellness goals while creating business opportunities. Founded in 2003 and based in San Diego, CA, LifeVantage currently offers two anti-aging and wellness products: Protandim®, a dietary supplement that combats oxidative stress, and LifeVantage TrueScience™ Anti-Aging Cream, a scientifically-based skin care product. For more information, visit www.LifeVantage.com.
Forward Looking Statements
This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as ‘believes,’ ‘anticipates,’ ‘intends,’ ‘plans,’ ‘seeks’ and similar references to the future. Examples of forward-looking statements include, but are not limited to, statements we make regarding our anticipated results of operations and future growth. Such forward-looking statements are not guarantees of performance and the Company’s actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, the risk factors contained in the Company’s Annual Report on Form 10-K and its Quarterly Report on Form 10-Q under the caption “Risk Factors”, and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.
Investor Relations Contact:
Ioana C. Hone
(858) 312-8000 Ext. 4
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